Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

by and among

AT HOME GROUP INC.,

GRD HOLDING LP

STARR INVESTMENT FUND II, LLC

SPH GRD HOLDINGS, LLC

GRD HOLDING AEA LLC

and

GRD HOLDING-A LP

Dated as of July 22, 2016

REGISTRATION RIGHTS AGREEMENT, dated as of July 22, 2016 (this “Agreement”), among (i) At Home Group Inc., a Delaware corporation f/k/a GRD Holding I Corporation (the “Company”), (ii) GRD Holding LP, a Delaware limited liability partnership (“GRD Holding”), (iii) GRD Holding-A LP, a Delaware limited liability partnership (“GRD Holding-A”), (iv) GRD Holding AEA LLC, a Delaware limited liability company (“GRD-AEA”), (v) Starr Investment Fund II, LLC, a Delaware limited liability company (“Starr II”) and (vi) SPH GRD Holdings, LLC, a Delaware limited liability company (“Starr” and, collectively with Starr II, PJSC, PJSC II and each Person who executes an Assumption Agreement and falls under clause (x) of the definition of Assumption Agreement, the “Minority Investors”).

RECITALS

A.            Whereas, the Company, GRD Holding, GRD Holding-A, GRD-AEA, PJSC GR LLC, a Delaware limited liability company and PJSC GR II LLC, a Delaware limited liability company are parties to that certain Amended and Restated Stockholders’ Agreement, dated as of December 24, 2012 (the “First Amended Stockholders’ Agreement”);

B.            Whereas, the Company is proposing to consummate an initial public offering of shares of Common Stock (the “IPO”);

C.            Whereas, in connection with the IPO, the Company and the Holders are entering into a Second Amended and Restated Stockholders’ Agreement concurrently with the execution of this Agreement (the “Second Amended Stockholders’ Agreement”);

D.            Whereas, immediately prior to the effectiveness of the registration statement on Form S-1 filed with respect to the IPO, GRD Holding will distribute to Starr II 9,611,804 shares of Common Stock to Starr II (the “Distributed Shares”), in full redemption of all of Starr II’s limited partnership interests in GRD Holding; and

E.            Whereas, in connection with entering into the Second Amended Stockholders’ Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.              Certain Definitions.  As used herein, the following terms shall have the following meanings:

“Additional Piggyback Rights” has the meaning ascribed to such term in Section 2.2(b).

“AEA” means AEA Investors LP, a Delaware limited partnership.

“AEA Investors” means (i) GRD Holding LP, (ii) GRD Holding-A, (iii) GRD-AEA, (iv) any general or limited partnership, corporation or limited liability company having as a general partner, controlling equity holder or managing member (whether directly or indirectly) a Person who is a member of AEA or an Affiliate of AEA and (v) any successor or permitted assign or transferee of any of the foregoing (which, for the avoidance of doubt, does not include Starr II with respect to the Distributed Shares); provided, that for the avoidance of doubt, for purposes of this definition neither “AEA Investor” nor Affiliate thereof shall include any portfolio company of AEA or any of its Affiliates.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, such Person.

“Agreement” has the meaning ascribed to such term in the Preamble.

“Assumption Agreement” means a writing in the form set forth in Exhibit A hereto whereby a transferee of Registrable Securities who acquires such Registrable Securities in accordance with the terms of the Second Amended Stockholders’ Agreement becomes a party to, and agrees to be bound, to the same extent as its transferor, by the terms of this Agreement (i.e., (x) if the transferor of such shares was a Minority Investor, such transferee will be subject to the same rights and obligations as such Minority Investor, or (y) if the transferor of such shares was an AEA Investor, such transferee will be subject to the same rights and obligations of an AEA Investor).

“automatic shelf registration statement” has the meaning ascribed to such term in Section 2.4.

“Board” means the Board of Directors of the Company.

“Block Trade Notice” has the meaning ascribed to such term in Section 2.1(e).

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Claims” has the meaning ascribed to such term in Section 2.9(a).

“Certificate of Incorporation” means the certificate of incorporation of the Company filed with the Secretary of State of the State of Delaware, as it may be amended from time to time.

“Common Stock” means the shares of common stock of the Company, par value $0.01 per share, and any and all securities of any kind whatsoever which may be issued after the date hereof in respect of, or in exchange for, such shares of common stock pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

“Common Stock Equivalents” means, with respect to the Company, all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), shares of Common Stock or other equity securities of the Company (including, without limitation, any note or debt security convertible into or exchangeable for shares of Common Stock or other equity securities of the Company).

“Company” has the meaning ascribed to such term in the Preamble and, for purposes of this Agreement, such term shall include any Subsidiary or parent company of At Home Group

Inc. and any successor to At Home Group Inc. or any Subsidiary or parent company of At Home Group Inc.

“Company Block Trade Notice” has the meaning ascribed to such term in Section 2.1(e).

“Company Shelf Underwriting” has the meaning ascribed to such term in Section 2.2(a).

“Company Shelf Notice” has the meaning ascribed to such term in Section 2.2(a).

“Confidential Information” has the meaning ascribed to such term in Section 4.14.

“Control” (including, with correlative meaning, the terms “Controls,” “Controlled by,” and “under common Control with”) means, with respect to any Person, (i) the ownership, directly or indirectly, of more than ten percent (10%) of the voting securities of such Person, or (ii) the power to otherwise direct the management and policies of such Person whether by contract or otherwise.

“Demand Exercise Notice” has the meaning ascribed to such term in Section 2.1(a)(i).

“Demand Party” has the meaning ascribed to such term in Section 2.1(a)(i).

“Demand Registration” has the meaning ascribed to such term in Section 2.1(a)(i).

“Demand Registration Request” has the meaning ascribed to such term in Section 2.1(a)(i).

“Distributed Shares” has the meaning ascribed to such term in the Recitals.

“Effective Time” has the meaning ascribed to such term in Section 4.15.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.

“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Section 2, including, without limitation:  (i) SEC, stock exchange, FINRA and all other registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the New York Stock Exchange, Nasdaq or on any other U.S. or non-U.S. securities market on which the Common Stock is or may be listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws of any state or jurisdiction of the United States or compliance with the securities laws of foreign jurisdictions and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of outside “blue sky” counsel and securities counsel in foreign jurisdictions, (iii) word processing, printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration or underwritten offering, the fees and disbursements of one counsel for all Participating Holder(s) collectively (the “Selling Stockholder Counsel”) (selected by the holders of a majority of the shares held by such Participating Holder(s)), together in each case with any local counsel, (viii) fees and disbursements of all independent public accountants (including the expenses of any audit/review and/or “cold comfort” letter and updates thereof) and fees and expenses of other Persons, including special experts, retained by the Company, (ix) fees and expenses payable to a Qualified Independent Underwriter, (x) fees and expenses of any transfer agent or custodian, (xi) any other fees customarily paid by issuers or sellers of securities, including fees and disbursements of underwriters, and reasonable fees and expenses of counsel for the underwriters in connection with any filing with or review by FINRA and (xii) expenses for securities law liability insurance and, if any, rating agency fees.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“First Amended Stockholders’ Agreement” has the meaning ascribed to such term in the Recitals.

“GRD-AEA” has the meaning ascribed to such term in the Preamble.

“GRD Holding” has the meaning ascribed to such term in the Preamble.

“GRD Holding-A” has the meaning ascribed to such term in the Preamble.

“Holder” or “Holders” means (1) any Person who is a signatory to this Agreement or (2) any transferee of rights hereunder that has entered into an Assumption Agreement or otherwise has agreed in writing to be bound by the terms of this Agreement in respect of such Registrable Securities.

“Initiating Holders” has the meaning ascribed to such term in Section 2.1(a)(i).

“IPO” means the initial bona fide underwritten public offering and sale of Common Stock (or other equity securities of the Company) pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) filed under the Securities Act.

“Majority Participating Holders” means Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to Section 2.1 or Section 2.2.

“Manager” has the meaning ascribed to such term in Section 2.1(c).

“Minimum Threshold” means $20 million.

“Minority Investors” has the meaning ascribed to such term in the Preamble.

“Opt-Out Request” has the meaning ascribed to such term in Section 4.16.

“Participating Holders” means all Holders of Registrable Securities which are proposed to be included in any offering of Registrable Securities pursuant to Section 2.1 or Section 2.2.

“Partner Distribution” has the meaning ascribed to such term in Section 2.1(a)(iii).

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

“Piggyback Notice” has the meaning ascribed to such term in Section 2.2(a).

“Piggyback Shares” has the meaning ascribed to such term in Section 2.3(a)(iii).

“Postponement Period” has the meaning ascribed to such term in Section 2.1(b).

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

“Qualifying Starr Member Transferee” has the meaning ascribed to such term in Section 2.1(e).

“Registrable Securities” means (a) any shares of Common Stock held by the Holders at any time (including those held as a result of, or issuable upon, the conversion or exercise of Common Stock Equivalents), whether now owned or acquired by the Holders at a later time, (b) any shares of Common Stock issued or issuable, directly or indirectly, in exchange for or with respect to the Common Stock referenced in clause (a) above by way of stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, share exchange, consolidation or other reorganization and (c) any securities issued in replacement of or exchange for any securities described in clause (a) or (b) above.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, or (B) such Registrable Securities cease to be outstanding.

“Rule 144” and “Rule 144A” each have the meaning ascribed to such term in Section 4.2.

“SEC” means the U.S. Securities and Exchange Commission or such other federal agency which at such time administers the Securities Act.

“Second Amended Stockholders’ Agreement” has the meaning ascribed to such term in the Recitals.

“Section 2.3(a) Sale Number” has the meaning ascribed to such term in Section 2.3(a).

“Section 2.3(a)(x) Sale Number” has the meaning ascribed to such term in Section 2.3(a).

“Section 2.3 Block Trade Sale Number” has the meaning ascribed to such term in Section 2.3(a).

“Section 2.3(b)(x) Sale Number” has the meaning ascribed to such term in Section 2.3(b).

“Section 2.3(b) Block Trade Sale Number” has the meaning ascribed to such term in Section 2.3(b).

“Section 2.3(c) Sale Number” has the meaning ascribed to such term in Section 2.3(c).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.

“Shelf Registrable Securities” has the meaning ascribed to such term in Section 2.1(e).

“Shelf Registration Statement” has the meaning ascribed to such term in Section 2.1(e).

“Shelf Underwriting” has the meaning ascribed to such term in Section 2.1(e).

“Shelf Underwriting Notice” has the meaning ascribed to such term in Section 2.1(e).

“Shelf Underwriting Request” has the meaning ascribed to such term in Section 2.1(e).

“Starr” has the meaning ascribed to such term in the Preamble.

“Starr II” has the meaning ascribed to such term in the Preamble.

“Starr Member Transferee” means a recipient of a Partner Distribution by Starr that has become a Holder under this Agreement in accordance with Section 4.6.

“Subsidiary” means any direct or indirect subsidiary of the Company on the date hereof and any direct or indirect subsidiary of the Company organized or acquired after the date hereof.

“Underwritten Block Trade” has the meaning ascribed to such term in Section 2.1(e).

“Valid Business Reason” has the meaning ascribed to such term in Section 2.1(b).

“WKSI” has the meaning ascribed to such term in Section 2.1(a)(i).

Section 2.              Registration Rights.

2.1.         Demand Registrations.

(a)           (i)            Subject to Sections 2.1(b) and 2.3, at any time and from time to time after the closing of the IPO, any of (i) the AEA Investors, (ii) Starr and (iii) Starr II (each of (i) — (iii), a “Demand Party”, and together the “Demand Parties”; provided, however, that no Holder that becomes a Holder as a result of a transfer effected in compliance with Section 4.6 shall constitute a “Demand Party” hereunder) shall have the right to require the Company to file one or more registration statements under the Securities Act covering all or any part of its and its Affiliates’ Registrable Securities by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration and the intended method of distribution thereof.  Any such request by any Demand Party pursuant to this Section 2.1(a)(i) is referred to herein as a “Demand Registration Request,” and the registration so requested is referred to herein as a “Demand Registration” (with respect to any Demand Registration, the Holder(s) making such demand for registration being referred to as the “Initiating Holders”).  Any Demand Registration Request may request that the Company register Registrable Securities on an appropriate form, including a shelf registration statement, and, if the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act, a “WKSI”), an automatic shelf registration statement.  The Company shall give written notice (the “Demand Exercise Notice”) of such Demand Registration Request (1) to each of the Holders of record of Registrable Securities (other than individuals) at least five (5) Business Days prior to the filing of any registration statement under the Securities Act and (2) to each Holder of Registrable Securities that is an individual, no more than five (5) Business Days after the filing of the registration statement under the Securities Act (or, in the case of a request for the filing of an automatic shelf registration statement, at least five (5) Business Days prior to the filing of such registration statement). Notwithstanding the foregoing, the Company may delay any Demand Exercise Notice to any Holders of record of Registrable Securities (other than the Demand Parties) until after filing a registration statement, so long as all recipients of such notice have the same amount of time to determine whether to participate in an offering as they would have had if such notice had not been so delayed.

(ii)           The Company, subject to Sections 2.3 and 2.6, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Holders and (y) the Registrable Securities of any other Holder of Registrable Securities which shall have made a written request to the Company for inclusion in such registration pursuant to Section 2.2 (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Participating Holder) within five (5) days following the receipt of any such Demand Exercise Notice.

(iii)          The Company shall, as expeditiously as possible, but subject to Section 2.1(b), use its reasonable best efforts to (x) file with the SEC (no later than forty-five (45) days from the Company’s receipt of the applicable Demand Registration Request) and cause to be declared effective such registration under the Securities Act as soon as reasonably practicable (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with the intended method of distribution, including a distribution to, and resale by, the members or partners of a Holder (a “Partner Distribution”) and (y) if requested by the Initiating Holders, obtain acceleration of the effective date of the registration statement relating to such registration.

(iv)          Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder seeking to effect or considering a Partner Distribution, file any prospectus supplement or post-effective amendments, or include in the initial registration statement any disclosure or language, or include in any prospectus supplement or post-effective amendment any disclosure or language, and otherwise take any action, deemed necessary or advisable by such Holder to effect such Partner Distribution.

(b)           Notwithstanding anything to the contrary in Section 2.1(a), the Demand Registration rights granted in Section 2.1(a) are subject to the following limitations:  (i) the Company shall not be required to cause a registration pursuant to Section 2.1(a) to be declared effective within a period of one hundred and twenty (120) days after the effective date of any other registration of the Company on which the Initiating Holder had Piggyback Registration Rights (or one hundred and eighty (180) days in the case of the IPO) filed pursuant to the Securities Act (other than a Form S-4 or Form S-8 or any successor or other forms promulgated for similar purposes or forms filed in connection with an exchange offer or any employee benefit or dividend reinvestment plan); (ii) the Company shall not be required to effect more than (x) five (5) Demand Registrations on Form S-1 or any similar long-form registration at the request of the AEA Investors (it being understood that if a single Demand Registration Request is delivered by more than one AEA Investor, the registration requested by such Demand Registration Request shall constitute only one Demand Registration), (y) three (3) Demand Registrations on Form S-1 or any similar long-form registration at the request of Starr (it being understood that, if Starr assigns its rights under Section 2.1(a)(i) to a transferee of its Registrable Securities that is an Affiliate of Starr, and a single Demand Registration Request is delivered by more than one such transferee, the registration requested by such Demand Registration Request shall constitute only one Demand Registration) and (z) two (2) Demand Registrations on Form S-1 or any similar long-form registration at the request of Starr II; provided, however, (x) that with respect to the Distributed Shares, Starr II may not exercise any of its Demand Registrations (including requesting any Shelf Underwriting or Underwritten Block Trade) during the fifteen (15) month period following the IPO and (y) that the AEA Investors, Starr and Starr II shall each be entitled to request an unlimited number of Demand Registrations on Form S-3 or any similar short-form registration (including pursuant to Rule 415 under the Securities Act); (iii) each registration in respect of a Demand Registration Request made by any Holder must include, in the aggregate, shares of Common Stock having an aggregate market value of at least the lesser of (a) the Minimum Threshold (based on the Common Stock included in such registration by all Holders participating in such registration) and (b) the Initiating Holder’s remaining shares of Common Stock; and (iv) if the Board, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially and adversely interfere with any existing or potential material financing, acquisition, corporate reorganization, merger, share exchange or other transaction or event involving the Company or any of its subsidiaries or because the Company does not yet have appropriate financial statements of the Company or any acquired or to be acquired entities available for filing (in each case, a “Valid Business Reason”), then (x) the Company may postpone filing a registration statement relating to a Demand Registration Request until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than forty-five (45) days after the date the Board determines a Valid Business Reason exists and (y) in case a registration statement has been filed relating to a Demand Registration Request, the Company may, to the extent determined in the good faith judgment of the Board to be reasonably necessary to avoid interference with any of the transactions described above, suspend use of or, if required by the SEC, cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than forty-five (45) days after the date the Board determines a Valid Business Reason exists (such period of postponement or withdrawal under this clause (iv), the “Postponement Period”).  The Company shall give written notice to the Initiating Holders and any other Holders that have requested registration pursuant to Section 2.2 of its determination to postpone or suspend use of or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or suspension or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, the Company shall not be permitted to postpone or suspend use of or withdraw a registration statement after the expiration of any Postponement Period until twelve (12) months after the expiration of such Postponement Period.

If the Company shall give any notice of postponement or suspension or withdrawal of any registration statement pursuant to clause (iv) above, the Company shall not, during the Postponement Period, register any Common Stock, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect).  Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to suspend use of, withdraw, terminate or postpone amending or supplementing any registration statement pursuant to clause (iv) above, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement.  If the Company shall have suspended use of, withdrawn or terminated a registration statement filed under Section 2.1(a)(i) (whether pursuant to clause (iv) above or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected a Demand Registration for the purposes of this Agreement until the Company shall have permitted use of such suspended registration statement or filed a new registration statement covering the Registrable Securities covered by the withdrawn or terminated registration statement and such registration statement shall have been declared effective and shall not have been withdrawn.  If the Company shall give any notice of suspension, withdrawal or postponement of a registration statement, the Company shall, not later than five (5) Business Days after the Valid Business Reason that caused such suspension, withdrawal or postponement no longer exists (but in no event later than forty-five (45) days after the date of the suspension, postponement or withdrawal), as applicable, permit use of such suspended registration statement or use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1 (unless the Initiating Holders shall have withdrawn such request, in which case the Company shall not be considered to have effected a Demand Registration for the purposes of this Agreement and such request shall not count as a Demand Registration Request under this Agreement), and following such permission or such effectiveness such registration shall no longer be deemed to be suspended, withdrawn or postponed pursuant to clause (iv) of Section 2.1(b) above.

(c)           In connection with any Demand Registration (including any Shelf Underwriting or Underwritten Block Trade), the Holder of a majority of the Registrable Securities included in such Demand Registration shall have the right to designate the lead managing underwriter (any lead managing underwriter for the purposes of this Agreement, the “Manager”) in connection with any underwritten offering pursuant to such registration and each other managing underwriter for any such underwritten offering and the Selling Stockholder Counsel; provided that in each case, each such underwriter is reasonably satisfactory to the Company, which approval shall not be unreasonably withheld or delayed.

(d)           No Demand Registration shall be deemed to have occurred for purposes of Section 2.1(a) (i) if the registration statement relating thereto (x) does not become effective, (y) is not maintained effective for a period of at least one hundred eighty (180) days after the effective date thereof or such shorter period during which all Registrable Securities included in such registration statement have actually been sold (provided, however, that such period shall be extended for a period of time equal to the period the Holder of Registrable Securities refrains from selling any securities included in such registration statement at the request of the Company or an underwriter of the Company), or (z) is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, (ii)  if any of the Registrable Securities requested by such Initiating Holder to be included in such Demand Registration are not so included pursuant to Section 2.3 (even where some or most of such Holder’s Registrable Securities are included in such Demand Registration), (iii) if the method of disposition is a firm commitment underwritten public offering and any of the applicable Registrable Securities have not been sold pursuant thereto or (iv) if the conditions to closing specified in any underwriting agreement, purchase agreement or similar agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a default or breach thereunder by such Initiating Holder(s) or its Affiliates) or are otherwise not waived by such Initiating Holder(s).

(e)           In the event that the Company files a shelf registration statement under Rule 415 of the Securities Act pursuant to a Demand Registration Request and such registration becomes effective (such registration statement, a “Shelf Registration Statement”), the Initiating Holders with respect to such Demand Registration Request and the other Demand Parties with Registrable Securities registered on such Shelf Registration Statement shall have the right at any time or from time to time to elect to sell pursuant to an underwritten offering Registrable Securities available for sale pursuant to such registration statement.  Any such Initiating Holder or Demand Party shall make such election by delivering to the Company a written request (a “Shelf Underwriting Request”) for such underwritten offering specifying the number of Registrable Securities that such Initiating Holder or Demand Party, as applicable, desires to sell pursuant to such underwritten offering (the “Shelf Underwriting”).  As promptly as practicable, but no later than two (2) Business Days after receipt of a Shelf Underwriting Request, the Company shall give written notice (the “Shelf Underwriting Notice”) of such Shelf Underwriting Request to the Holders of record of other Registrable Securities registered on such Shelf Registration Statement (“Shelf Registrable Securities”).  The Company, subject to Sections 2.3 and 2.6, shall include in such Shelf Underwriting (x) the Registrable Securities of the Initiating Holders and (y) the Shelf Registrable Securities of any other Holder of Shelf Registrable Securities which shall have made a written request to the Company for inclusion in such Shelf Underwriting (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within five (5) days after the receipt of the Shelf Underwriting Notice.  The Company shall, as expeditiously as possible (and in any event within twenty (20) days after the receipt of a Shelf Underwriting Request), but subject to Section 2.1(b), use its reasonable best efforts to facilitate such Shelf Underwriting.  Notwithstanding the foregoing, if a Demand Party wishes to engage in an underwritten block trade or similar transaction or other transaction with a 2-day or less marketing period (collectively, “Underwritten Block Trade”) pursuant to a Shelf Registration Statement (either through filing an automatic shelf registration statement or through a take-down from an already effective Shelf Registration Statement), then notwithstanding the foregoing time periods, such Demand Party only needs to notify the Company of the Underwritten Block Trade two (2) Business Days prior to the day such Underwritten Block Trade is to commence, and the Company shall notify the other Demand Parties (the “Company Block Trade Notice”) on the same Business Day (with each such notice to be given at or prior to 5:00 p.m., New York city time, on the date of such transmission), and such other Demand Parties and, if applicable, any Starr Member Transferees, must elect whether or not to participate by the next Business Day (i.e., one (1) Business Day prior to the date such offering is to commence) (any Starr Member Transferee that timely elects to participate in such Underwritten Block Trade, a “Qualifying Starr Member Transferee”).  The Company shall as expeditiously as possible, but subject to Section 2.1(b), use its reasonable best efforts to facilitate such Underwritten Block Trade (which may close as early as three (3)

Business Days after the date it commences); provided, however, that the Demand Party requesting such Underwritten Block Trade shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement (including filing an automatic shelf registration statement), prospectus and other offering documentation related to the Underwritten Block Trade.  In the event a Demand Party requests such an Underwritten Block Trade, notwithstanding anything to the contrary in this Section 2.1 or in Section 2.2, any Holder who does not constitute a Demand Party shall have no right to notice of or to participate in such Underwritten Block Trade; provided, however, that, for so long as Starr shall constitute a Demand Party hereunder, in the event that Starr shall have effected a Partner Distribution to Starr Member Transferees, the Company shall use its reasonable best efforts to facilitate the inclusion of Registrable Securities held by Qualifying Starr Member Transferees in such an Underwritten Block Trade, it being understood that any notice provided to Starr Member Transferees shall be the sole responsibility of Starr, in its discretion.  The Company shall, at the request of any Initiating Holder, file any prospectus supplement or, if the applicable Shelf Registration Statement is an automatic shelf registration statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the Initiating Holders or any other Holder of Shelf Registrable Securities to effect such Shelf Underwriting.  Once a Shelf Registration Statement has been declared effective, the Demand Parties may request, and the Company shall be required to facilitate, subject to Section 2.1(b), an unlimited number of Shelf Underwritings with respect to such Shelf Registration Statement.  Notwithstanding anything to the contrary in this Section 2.1(e), each Shelf Underwriting must include, in the aggregate, shares of Common Stock having an aggregate market value of at least the lesser of (a) the Minimum Threshold (based on the Common Stock included in such Shelf Underwriting by all Holders participating in such Shelf Underwriting) and (b) the Initiating Holder’s remaining shares of Common Stock.

(f)            Any Initiating Holder may revoke a Demand Registration Request delivered by such Initiating Holder at any time prior to the effectiveness of such Demand Registration and such Demand Registration shall have no further force or effect and such request shall not count as a Demand Registration Request under this Agreement.

(g)           For a period of two (2) years following the date of the IPO, the AEA Investors shall have the right to require Starr II to participate in any Underwritten Block Trade initiated by the AEA Investors pursuant to Section 2.1(e) with respect to any or all of the Distributed Shares held by Starr II on the date of such Underwritten Block Trade, and Starr II shall participate in such Underwritten Block Trade on the same terms and conditions as the AEA Investors (other than with respect to the number of shares of Registrable Securities to be sold, which shall be pro rata based on the aggregate number of Registrable Securities held by the AEA Investors and Starr II). To exercise such right, the AEA Investors shall deliver notice to Starr II thereof on the same day that the AEA Investors notify the Company of such Underwritten Block Trade pursuant to Section 2.1(e). Such notice shall specify the number of Distributed Shares to be included in such Underwritten Block Trade.  Starr II shall, and shall cause its Affiliates and representatives to, take all actions reasonably requested by the AEA Investors in order to consummate such Underwritten Block Trade.

(h)           In the event that any Qualifying Starr Member Transferee fails to take all steps necessary to commence an Underwritten Block Trade within two (2) Business Days of the date on which a Company Block Trade Notice is sent to Starr, including, without limitation, the delivery of information regarding such Starr Member Transferee and such certifications, representations and documents as are necessary, in the reasonable opinion of the Company or the Demand Party requesting such Underwritten Block Trade, to commence such Underwritten Block Trade, then, notwithstanding anything to the contrary in Sections 2.1 and 2.2, the Demand Party requesting the Underwritten Block Trade shall have the right to exclude such Qualifying Starr Member Transferee from participating in such Underwritten Block Trade.

2.2.         Piggyback Registrations.

(a)           If the Company proposes or is required (pursuant to Section 2.1 or otherwise) to register any of its equity securities for its own account or for the account of any other shareholder under the Securities Act (other than pursuant to registrations on Form S-4 or Form S-8 or any similar successor forms thereto), the Company shall give written notice (the “Piggyback Notice”) of its intention to do so (1) to each of the Holders of record of Registrable Securities (other than individuals), at least five (5) Business Days prior to the filing of any registration statement under the Securities Act and (2) to each Holder of Registrable Securities that is an individual, no more than five (5) Business Days after the filing of the registration statement under the Securities Act (or, in the case of an automatic shelf registration statement, at least five (5) Business Days prior to the filing of such registration statement).  Notwithstanding the foregoing, the Company may delay any Piggyback Notice to any Holders of record of Registrable Securities (other than the Demand Parties) until after filing a registration statement, so long as all recipients of such notice have the same amount of time to determine whether to participate in an offering as they would have had if such notice had not been so delayed.  Upon the written request of any such Holder, made within five (5) days following the receipt of any such Piggyback Notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall, subject to Sections 2.2(c), 2.2(f), 2.3 and 2.6 hereof, use its reasonable best efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act with the securities which the Company at the time proposes to register to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the prospectus related thereto.  There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect.  No registration of Registrable Securities effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 2.1 hereof.  If the Company proposes or is required (pursuant to Section 2.1 or otherwise) to sell pursuant to an underwritten offering Registrable Securities available for sale pursuant to a Shelf Registration Statement (the “Company Shelf Underwriting”), the Company shall, as promptly as practicable, give written notice of such Company Shelf Underwriting (the “Company Shelf Notice”) to each Holder of Shelf Registrable Securities. In addition to any equity securities that the Company proposes to sell for its own account in such Company Shelf Underwriting, the Company shall, subject to Sections 2.3 and 2.6, include in such Company Shelf Underwriting the Shelf Registrable Securities of any other

Holder of Shelf Registrable Securities which shall have made a written request to the Company for inclusion in such Company Shelf Underwriting (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within five (5) Business Days after the receipt of the Company Shelf Notice.  Notwithstanding the foregoing, (x) if the Company wishes to engage in an Underwritten Block Trade pursuant to a Shelf Registration Statement (a “Company Underwritten Block Trade”), then notwithstanding the foregoing time periods, the Company only needs to notify the Demand Parties of the Company Underwritten Block Trade two (2) Business Days prior to the day such Company Underwritten Block Trade is to commence and such Demand Parties and, if applicable, any Starr Member Transferees must elect whether or not to participate by the next Business Day (i.e., one (1) Business Day prior to the date such Underwritten Block Trade is to commence), and the Company shall as expeditiously as possible use its reasonable best efforts to facilitate such Company Underwritten Block Trade (which may close as early as three (3) Business Days after the date it commences), and (y) if a Demand Party wishes to engage in an Underwritten Block Trade pursuant to a Shelf Registration Statement, then the provisions set forth in Section 2.1(e) shall apply to such Underwritten Block Trade. In the event the Company or a Demand Party requests a Company Underwritten Block Trade or an Underwritten Block Trade, as applicable, notwithstanding anything to the contrary in Section 2.1 or in this Section 2.2, any Holder who does not constitute a Demand Party shall have no right to notice of or to participate in such Company Underwritten Block Trade or Underwritten Block Trade, as applicable; provided, however, that, for so long as Starr shall constitute a Demand Party hereunder, in the event that Starr shall have effected a Partner Distribution to Starr Member Transferees, the Company shall use its reasonable best efforts to facilitate the inclusion of Registrable Securities held by Qualifying Starr Member Transferees in such a Company Underwritten Block Trade or Underwritten Block Trade, as applicable, to the extent that the inclusion of such Registrable Securities does not, in the reasonable judgment of the Company (in the case of a Company Underwritten Block Trade) or the Demand Party requesting the Underwritten Block Trade (in the case of an Underwritten Block Trade), impair the execution of such Company Underwritten Block Trade or Underwritten Block Trade, as applicable, it being understood that any notice provided to Starr Member Transferees shall be the sole responsibility of Starr, in its discretion.

(b)           The Company, subject to Sections 2.3 and 2.6, may elect to include in any registration statement and offering pursuant to demand registration rights by any Person or otherwise, (i) authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares and (ii) any other shares of Common Stock which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company after the date hereof and which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, however, that, with respect to any underwritten offering, including a block trade, such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Initiating Holders or the Majority Participating Holders in such underwritten offering.

(c)           If, at any time after giving a Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration, (i) any Initiating Party determines for any reason not to proceed with the proposed registration, the Company may at its election give written notice of such determination to each holder of Registrable Securities and thereupon will be relieved of its obligation to register any Registrable Securities in connection with such registration and (ii) other than in connection with a demand registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all institutional Holders of record of Registrable Securities and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2.1, and (y) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

(d)           Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration or as otherwise required by the underwriters.

(e)           Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder (including to effect a Partner Distribution), file any prospectus supplement or post-effective amendments, or include in the initial registration statement any disclosure or language, or include in any prospectus supplement or post-effective amendment any disclosure or language, and otherwise take any action, deemed necessary or advisable by such Holder (including to effect such Partner Distribution).

(f)            Notwithstanding anything contained herein to the contrary, the piggyback registration rights set forth in Section 2.2(a) shall not apply to any Holder in connection with the IPO unless the AEA Investors have agreed to participate in the IPO.

2.3.         Allocation of Securities Included in Registration Statement.

(a)           If any requested registration made pursuant to Section 2.1 (including a Shelf Underwriting) involves (x) an underwritten offering and the Manager of such offering shall advise the Company and any Holder of Registrable Securities included in such underwritten offering that, in its view, the number of securities requested to be included in such underwritten offering by the Holders of Registrable Securities, the Company or any other Persons exercising Additional Piggyback Rights exceeds the largest number (the “Section 2.3(a)(x) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Initiating Holders and the Majority Participating Holders, or (y) an Underwritten Block Trade and the number of securities requested to be included in such Underwritten Block Trade by the Holders of Registrable Securities or any other Persons exceeds the number that are sold in any such Underwritten Block Trade (the “Section 2.3(a) Block Trade Sale Number” and, together with the Section 2.3(a)(x) Sale Number, the “Section 2.3(a) Sale Number”), the Company shall use its reasonable best efforts to include in such underwritten offering:

(i)            first, all Registrable Securities requested to be included in such underwritten offering by the Holders thereof (including pursuant to the exercise of piggyback rights pursuant to Section 2.2); provided, however, that if the number of such Registrable Securities exceeds the Section 2.3(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.3(a) Sale Number) to be included in such underwritten offering shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such underwritten offering (including pursuant to the exercise of piggyback rights pursuant to Section 2.2), based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all Holders requesting inclusion;

(ii)           second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, any securities that the Company proposes to register or sell, up to the Section 2.3(a) Sale Number; and

(iii)          third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(a) Sale Number.

Notwithstanding anything in this Section 2.3(a) to the contrary, no employee stockholder of the Company will be entitled to include Registrable Securities in an underwritten offering requested by the Initiating Holders pursuant to Section 2.1 to the extent that the Manager of such underwritten offering shall determine in good faith that the participation of such employee stockholder would adversely affect the marketability of the securities being sold by the Initiating Holders in such underwritten offering.

(b)           If any registration or offering made pursuant to Section 2.2 involves (x) an underwritten primary offering on behalf of the Company after the date hereof and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering by the Holders of Registrable Securities, the Company or any other Persons exercising Additional Piggyback Rights exceeds the largest number (the “Section 2.3(b)(x) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Company or (y) a Company Underwritten Block Trade and the number of securities requested to be included in such Company Underwritten Block Trade by the Company, the Holders of Registrable Securities or any other Persons exceeds the number that are sold in any such Company Underwritten Block Trade (the “Section 2.3(b) Block Trade Sale Number” and, together with the Section 2.3(b)(x) Sale Number, the “Section 2.3(b) Sale Number”), the Company shall use its reasonable best efforts to include in such underwritten offering:

(i)            first, all equity securities that the Company proposes to register or sell for its own account;

(ii)           second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such underwritten offering pursuant to the exercise of piggyback rights pursuant to Section 2.2(a), based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all Holders requesting inclusion, up to the Section 2.3(b) Sale Number; and

(iii)          third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights, based on the number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(b) Sale Number.

Notwithstanding anything in this Section 2.3(b) to the contrary, no employee stockholder of the Company will be entitled to include Registrable Securities in an underwritten offering of the Company pursuant to Section 2.2 to the extent that the Manager of such underwritten offering shall determine in good faith that the participation of such employee stockholder would adversely affect the marketability of the securities being sold by the Company in such underwritten offering.

(c)           If any registration pursuant to Section 2.2 involves an underwritten offering that was initially requested by any Person(s) (other than a Holder) to whom the Company has granted registration rights which are not inconsistent with the rights granted in, and do not otherwise conflict with the terms of, this Agreement and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering exceeds the number (the “Section 2.3(c) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Company, the Company shall include in such underwritten offering:

(i)            first, the shares requested to be included in such underwritten offering shall be allocated on a pro rata basis among such Person(s) requesting the registration and all Holders requesting that Registrable Securities be included in such underwritten offering pursuant to the exercise of piggyback rights pursuant to Section 2.2(a), based on the aggregate number of securities or Registrable Securities, as applicable, then owned by each of the foregoing requesting inclusion in relation to the aggregate number of securities or Registrable Securities, as applicable, owned by all such Holders and Persons requesting inclusion, up to the Section 2.3(c) Sale Number;

(ii)           second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights, based on the number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(c) Sale Number; and

(iii)          third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated to shares the Company proposes to register or sell for its own account, up to the Section 2.3(c) Sale Number.

(d)           If, as a result of the proration provisions set forth in clauses (a), (b) or (c) of this Section 2.3, any Holder shall not be entitled to include all Registrable Securities in an underwritten offering that such Holder has requested be included, such Holder may elect to withdraw such Holder’s request to include Registrable Securities in the registration to which such underwritten offering relates or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, such Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduced.

2.4.         Registration Procedures.  If and whenever the Company is required by the provisions of this Agreement to effect or cause the registration of and/or participate in any offering or sale of any Registrable Securities under the Securities Act as provided in this Agreement (or use reasonable best efforts to accomplish the same), the Company shall, as expeditiously as possible:

(a)           prepare and file all filings with the SEC and FINRA required for the consummation of the offering, including preparing and filing with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof (including, without limitation, a Partner Distribution), which registration form (i) shall be selected by the Company (except as provided for in a Demand Registration Request) and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such registration statement to become effective and remain continuously effective for such period as any Participating Holder pursuant to such registration statement shall request (provided, however, that as far in advance as reasonably practicable before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Company will furnish to the Selling Stockholder Counsel (determined by reference to the number of shares included in the applicable registration) and to one counsel for the Manager, if any, copies of reasonably complete drafts of all such documents proposed to be filed (including all exhibits thereto and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), which documents will be subject to the reasonable review and reasonable comment of such counsel (including any objections to any information pertaining to any Participating Holder and its plan of distribution and otherwise to the extent necessary, if at all, to complete the filing or maintain the effectiveness thereof), and the Company shall make the changes reasonably requested by such counsel and shall not file any registration statement or amendment thereto, any prospectus or supplement thereto or any free writing prospectus related thereto to which the Initiating Holders, the Majority Participating Holders or the underwriters, if any, shall reasonably object); provided, however, that, notwithstanding the foregoing, in no event shall the Company be required to file any document with the SEC which in the view of the Company or its counsel contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith and such free writing prospectuses and Exchange Act reports as may be necessary to keep such registration statement continuously effective for such period as any Participating Holder pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, and any prospectus so supplemented to be filed pursuant to Rule 424 under the Securities Act, in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (ii) provide notice to such sellers of Registrable Securities and the Manager, if any, of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;

(c)           furnish, without charge, to each Participating Holder and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, each free writing prospectus utilized in connection therewith, in each case, in all material respects in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable laws of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) or free writing prospectus by each such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(d)           use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or state “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions in accordance with the intended methods of disposition (including keeping such registration or qualification in effect for so long as such registration statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e)           promptly notify each institutional Participating Holder and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed with the SEC and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement or any amendment thereto, the prospectus related thereto or any supplement thereto, any document incorporated therein by reference, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading (which notice shall notify the Participating Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information); and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct;

and, if the notification relates to an event described in clause (v), unless the Company has declared that a Postponement Period exists, the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(f)            comply (and continue to comply) with all applicable rules and regulations of the SEC (including, without limitation, maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) in accordance with the Exchange Act), and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within forty-five (45) days, or ninety (90) days if it is a fiscal year, after the end of such twelve month period described hereafter), an earnings statement (which need not be audited) covering the period of at least twelve (12) consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g)           (i) (A) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no similar securities are then so listed, to either cause all such Registrable Securities to be listed on a national securities exchange or to secure designation of all such Registrable Securities as a Nasdaq National Market “national market system security” within the meaning of Rule 11Aa2-1 of the Exchange Act or, failing that, secure Nasdaq National Market authorization for such shares and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter’s arranging for the registration of at least two market makers as such with respect to such shares with FINRA, and (ii) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;

(h)           cause its senior management, officers, employees and independent public accountants to participate in, make themselves available, supply such information as may reasonably be requested and to otherwise facilitate and cooperate with the preparation of the registration statement and prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions, due diligence sessions and rating agency presentations) taking into account the Company’s reasonable business needs;

(i)            provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement and, in the case of any secondary equity offering, provide and enter into any reasonable agreements with a custodian for the Registrable Securities;

(j)            enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Initiating Holder or the Majority Participating Holders or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (it being understood that the Holders of the Registrable Securities which are to be distributed by any underwriters shall be parties to any such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);

(k)           use its reasonable best efforts (i) to obtain opinions from the Company’s counsel, including without limitation local and/or regulatory counsel, and a “cold comfort” letter, updates thereof and consents from the independent public accountants who have certified the financial statements of the Company (and/or any other financial statements) included or incorporated by reference in such registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters (including, in the case of such “cold comfort” letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinions and letters shall be dated the dates such opinions and “cold comfort” letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and to the Majority Participating Holders, and (ii) furnish to each Participating Holder upon its request and to each underwriter, if any, a copy of such opinions and letters addressed to such underwriter and each Participating Holder to the extent permitted by the Company’s independent public accountants;

(l)            deliver promptly to counsel for the Majority Participating Holders and to each managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by counsel for the Majority Participating Holders, by counsel for any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by the Majority Participating Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such counsel for the Majority Participating Holders, counsel for an underwriter, attorney, accountant or agent in connection with such registration statement;

(m)          use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, in each case, as promptly as reasonably practicable;

(n)           provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement and, if applicable, provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(o)           use its reasonable best efforts to make available its senior management, employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the Company’s reasonable business needs and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering;

(p)           promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement), and prior to the filing or use of any free writing prospectus, provide copies of such document to counsel for the Majority Participating Holders and to each managing underwriter, if any, and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning the Participating Holders prior to the filing thereof as counsel for the Majority Participating Holders or underwriters may reasonably request (provided, however, that, notwithstanding the foregoing, in no event shall the Company be required to file any document with the SEC which in the view of the Company or its counsel contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading);

(q)           furnish to counsel for the Majority Participating Holders upon its request and to each managing underwriter, without charge, upon request, at least one conformed copy of the registration statement and any post-effective amendments or supplements thereto, including financial statements and schedules, all documents incorporated therein by reference, the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus and prospectus supplement filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith;

(r)            cooperate with the Participating Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least two (2) Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof (and, in the case of Registrable Securities registered on a Shelf Registration Statement, at the request of any Holder, prepare and deliver certificates representing such Registrable Securities not bearing any restrictive legends and deliver or cause to be delivered an opinion or instructions to the transfer agent in order to allow such Registrable Securities to be sold from time to time);

(s)            include in any prospectus or prospectus supplement if requested by any managing underwriter updated financial or business information for the Company’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;

(t)            take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will use its reasonable best efforts to make any such prohibition inapplicable;

(u)           use its reasonable best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Participating Holders or the underwriters, if any, to consummate the disposition of such Registrable Securities in accordance with the intended methods thereof;

(v)           take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities;

(w)          take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby, will not conflict with a related prospectus, prospectus supplement and related documents and, when taken together with the related prospectus, prospectus supplement and related documents,  will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(x)           in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in the light of the circumstances, be misleading;

(y)           to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriter; and

(z)           use reasonable best efforts to cooperate with the managing underwriters, Participating Holders, any indemnitee of the Company and their respective counsel in connection with the preparation and filing of any applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange, Nasdaq, or any other national securities exchange on which the shares of Common Stock are or are to be listed.

To the extent the Company is a WKSI at the time any Demand Registration Request is submitted to the Company, and such Demand Registration Request requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered.  The Company shall use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective.  If the

Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold in compliance with the SEC rules.  If the automatic shelf registration statement has been outstanding for at least three (3) years, at or prior to the end of the third year the Company shall refile a new automatic shelf registration statement covering the Registrable Securities which remain outstanding.  If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, and the Holders do not request that their Registrable Securities be included in such Shelf Registration Statement, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

The Company may require that each Participating Holder as to which any registration is being effected (i) furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request, provided that such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration and (ii) provide any underwriters participating in the distribution of such securities such information as the underwriters may request and execute and deliver any agreements, certificates or other documents as the underwriters may request.

Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, such Holder will discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.  In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Participating Holder covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4. The period(s) during which the Holders are required to discontinue disposition of securities pursuant to this paragraph shall not exceed forty five (45) days with respect to any one such period, or ninety (90) days during any period of three hundred sixty (360) days with respect to multiple such periods.

The Company agrees not to include in any registration statement or any amendment to any registration statement with respect to any Registrable Securities, or in any prospectus, or any amendment of or supplement to the prospectus, or any free writing prospectus, any disclosure that refers to any Holder covered thereby by name, or otherwise identifies such Holder, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless such disclosure is required by law, in which case the Company shall provide written notice to such Holder no less than five (5) Business Days prior to the filing.  If any such registration statement or comparable statement under state “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require the insertion therein of language, in form and substance reasonably satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company.

To the extent that any of the Demand Parties is or may be deemed to be an “underwriter” of Registrable Securities pursuant to any SEC comments or policies, the Company agrees that (1) the indemnification and contribution provisions contained in Section 2.9 shall be applicable to the benefit of such Demand Party in its role as an underwriter or deemed underwriter in addition to its capacity as a Holder and (2) such Demand Party shall be entitled to conduct the due diligence which it would normally conduct in connection with an offering of securities registered under the Securities Act, including without limitation receipt of customary opinions and comfort letters addressed to such Demand Party.

2.5.         Registration Expenses.

(a)           The Company shall pay all Expenses with respect to any registration or offering of Registrable Securities pursuant to Section 2, whether or not a registration statement becomes effective or the offering is consummated.

(b)           Notwithstanding the foregoing, (x) the provisions of this Section 2.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with state “blue sky” laws of each state in which the offering is made, and (y) in connection with any underwritten offering hereunder, each Participating Holder shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Holder.

2.6.         Certain Limitations on Registration Rights.  In the case of any registration under Section 2.1 involving an underwritten offering, or, in the case of a registration under Section 2.2, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such underwritten offering shall be subject to such underwriting agreement and no Person may participate in such underwritten offering unless such Person (i) agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney, if any) which must be executed in connection therewith; provided, however, that all such documents shall be consistent with the provisions hereof and (ii) provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities.

2.7.         Limitations on Sale or Distribution of Other Securities.

(a)           Each Holder agrees (whether or not such Holder can participate in any such offering), (i) to the extent requested by a managing underwriter, if any, of any underwritten public offering pursuant to a registration or offering effected pursuant to Section 2.1 (including any Shelf Underwriting pursuant to Section 2.1(e)), or of the Company’s IPO, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144, any Common Stock or Common Stock Equivalent (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed ninety (90) days from the pricing date of such offering or such shorter period as the managing underwriter, the Company or any executive officer or director of the Company shall agree to (other than in the case of the IPO, which time period shall be one hundred eighty (180) days from the pricing date of such offering) (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 or Form S-8, or any successor or similar form which (x) is then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), to use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering and all directors and officers of the Company to so agree), and (ii) to the extent requested by a managing underwriter of any underwritten public offering effected by the Company for its own account (including without limitation any offering in which one or more Holders is selling Common Stock pursuant to the exercise of piggyback rights under Section 2.2 hereof) not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144, any Common Stock or Common Stock Equivalent (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed ninety (90) days from the pricing date of such offering or such shorter period as the managing underwriter, the Company or any executive officer or director of the Company shall agree to.  Each Holder agrees to execute and deliver customary lock-up agreements for the benefit of the underwriters with such form and substance as the managing underwriter shall reasonably determine.

(b)           The Company hereby agrees that, in connection with an offering pursuant to Section 2.1 (including any Shelf Underwriting pursuant to Section 2.1(e)) or 2.2, the Company shall not sell, transfer, or otherwise dispose of, any Common Stock or Common Stock Equivalent (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), until a period of ninety (90) days (or such shorter period to which the managing underwriter shall agree, but one hundred eighty days (180) days in the case of the IPO) shall have elapsed from the pricing date of such offering; and the Company shall (i) so provide in any registration rights agreements hereafter entered into with respect to any of its securities and (ii) use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering and all directors and officers of the Company to so agree.

2.8.         No Required Sale.  Except to the extent set forth in Section 2.1(g) with respect to Starr II, nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.  A Holder is not required to include any of its Registrable Securities in any registration statement, is not required to sell any of its Registrable Securities which are included in any effective registration statement, and may sell any of its Registrable Securities in any manner in compliance with applicable law (including pursuant to Rule 144) even if such shares are already included on an effective registration statement.

2.9.         Indemnification.

(a)           In the event of any registration or offer and sale of any securities of the Company under the Securities Act pursuant to this Section 2, the Company will (without limitation as to time), and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Participating Holder, its directors, officers, fiduciaries, employees, stockholders, members, general and limited partners, agents, affiliates, consultants, representatives, successors and assigns (and the directors, officers, fiduciaries, employees, stockholders, members, general and limited partners, agents, affiliates, consultants, representatives, successors and assigns thereof), each other Person who participates as a seller (and its directors, officers, fiduciaries, employees, stockholders, members, general and limited partners, agents, affiliates, consultants, representatives, successors and assigns), underwriter or Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder, fiduciary, managing director, agent, affiliate, consultant, representative, successor, assign or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such seller or any such underwriter or Qualified Independent Underwriter and each director, officer, employee, stockholder, fiduciary, managing director, agent, affiliate, consultant, representative, successor, assign or partner of such controlling Person, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of, are based upon, relate to or are in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed by the Company or any underwriter to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to any action required of or inaction by the Company in connection with any such offering of Registrable Securities, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus or free writing prospectus in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein.  Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

(b)           Each Participating Holder (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2.1 or 2.2, any underwriter and Qualified Independent Underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the extent permitted by law the Company, its officers who signed the applicable registration statement and its directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, stockholders, fiduciaries, managing directors, agents, affiliates, consultants, representatives, successors, assigns or general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in strict conformity with written information furnished to the Company or its representatives by or on behalf of such Participating Holder or underwriter or Qualified Independent Underwriter, if any, specifically for use therein, and each such Participating Holder, underwriter or Qualified Independent Underwriter, if any, shall reimburse such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Section 2.9 (including pursuant to indemnity, contribution or otherwise) shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim; provided, further, that such Participating Holder shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, or any free writing prospectus utilized in connection therewith, such Participating Holder has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto or free writing prospectus which corrected or made not misleading information previously furnished to the Company.  The Company and each Participating Holder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Participating Holders to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary, final or summary prospectus or amendment or supplement thereto, or any free writing prospectus, are statements specifically relating to (i) the beneficial ownership of shares of Common Stock by such Participating Holder and its Affiliates as disclosed in the section of such document entitled “Selling Stockholders” or “Principal and Selling Stockholders” or other documents thereof and (ii) the name and address of such Participating Holder.  If any additional information about such Holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such Holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence.  Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(c)           Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws.

(d)           Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 2.  In case any action or proceeding is brought against an indemnified party and such indemnified party shall have notified the indemnifying party of the commencement thereof (as required above), the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with or be different from those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)           If for any reason the foregoing indemnity is unavailable, unenforceable or is insufficient to hold harmless an indemnified party under Sections 2.9(a), (b) or (c), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e).  The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Notwithstanding anything in this Section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(e) to contribute any amount greater than the amount of the net proceeds received by such indemnifying party from the sale of Registrable Securities pursuant to the registration statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.9(b) and (c).  In addition, no Holder of Registrable Securities or any Affiliate thereof shall be required to pay any amount under this Section 2.9(e) unless such Person or entity would have been required to pay an amount pursuant to Section 2.9(b) if it had been applicable in accordance with its terms.

(f)            The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

(g)           The indemnification and contribution required by this Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

2.10.       Limitations on Registration of Other Securities; Representation.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the AEA Investors enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are (i) more favorable taken as a whole than the registration rights granted to the Holders hereunder unless the Company shall also give such rights to such Holders or (ii) on parity with the registration rights granted to the Holders hereunder.

2.11.       No Inconsistent Agreements.  The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent in any material respects with the rights granted to the Holders in this Agreement.

Section 3.              Underwritten Offerings.

3.1.         Requested Underwritten Offerings.  If requested by the underwriters for any underwritten offering pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the underwriters.  Such underwriting agreement shall (i) be satisfactory in form and substance to the Initiating Holders and the Majority Participating Holders, (ii) contain terms not inconsistent with the provisions of this Agreement and (iii) contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements.  Any Participating Holder shall be a party to such underwriting agreement.  Unless otherwise agreed by the respective Participating Holders and the underwriters, each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement for indemnity, contribution or otherwise shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of Registrable Securities pursuant to such underwriting agreement and in no event shall relate to anything other than information about such Holder specifically provided by such Holder for use in the registration statement and prospectus.

3.2.         Piggyback Underwritten Offerings.  In the case of a registration pursuant to Section 2.2, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Participating Holders’ Registrable Securities to be included in such registration shall be subject to such underwriting agreement.  Unless otherwise agreed by the respective Participating Holders and the underwriters, each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of Registrable Securities pursuant to such underwriting agreement and in no event shall relate to anything other than information about such Holder specifically provided by such Holder for use in the registration statement and prospectus.

Section 4.              General.

4.1.         Adjustments Affecting Registrable Securities.  The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares of Common Stock which would adversely affect the ability of any Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.  Subject to the foregoing, the Company agrees that it will take all reasonable steps necessary to effect a subdivision of shares of Common Stock if in the reasonable judgment of (a) the Majority Participating Holders or (b) the managing underwriter for the offering in respect of such Demand Registration Request, such subdivision would enhance the marketability of the Registrable Securities.  Subject to the Second Amended Stockholders’ Agreement (if in effect at the time), each Holder agrees to vote all of its shares of capital stock in a manner, and to take all other actions reasonably necessary, to permit the Company to carry out the intent of the preceding sentence including, without limitation, voting in favor of an amendment to the Company’s organizational documents in order to increase the number of authorized shares of capital stock of the Company.  In any event, the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company, any successor or assign of the Company (whether by merger, share exchange, consolidation, sale of assets or otherwise) or any Subsidiary or parent company of the Company which may be issued in respect of, in exchange for or in substitution of, Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the Effective Date.

4.2.         Rule 144 and Rule 144A.  If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Common Stock or Common Stock Equivalents, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1)(i) of Rule 144 under the

Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144, Rule 144A under the Securities Act, as such Rule may be amended (“Rule 144A”), or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A or (C) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

4.3.         Nominees for Beneficial Owners.  If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement); provided, however, that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

4.4.         Amendments and Waivers.  Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Holder unless such modification, amendment or waiver is approved in writing by the Company and the Demand Parties.  No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).  No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other or future exercise of any such right, power or privilege.

4.5.         Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (iii) if deposited in the United States mail, first-class postage prepaid, on the fifth (5th) Business Day following the date of such deposit, (iv) if delivered by facsimile transmission, upon confirmation of successful transmission, (x) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party on a Business Day, on the date of such transmission, and (y) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission or is transmitted on a day that is not a Business Day, or (v) if via e-mail communication, on the date of delivery.  All notices, demands and other communications hereunder shall be delivered as set forth below and to any other recipient at the address indicated on Schedule 4.5 hereto and to any subsequent holder of Stock subject to this Agreement at such address as indicated by the Company’s records, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

if to the Company, to:

At Home Group Inc.
1600 East Plano Parkway
Plano, Texas 75074
Attention:	Mary Jane Broussard, General Counsel
Telephone:	(972) 265-6227
Fax:	[ ]

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Telephone:	(212) 859-8000
Fax:	(212) 859-4000
Attention:	Steven J. Steinman, Esq.

if to the AEA Investors, to:

AEA Investors L.P.
666 Fifth Avenue, 36th Floor
New York, NY 10103
Attention:	Barbara L. Burns
Fax:	(212) 702-0518

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Telephone:	(212) 859-8000
Fax:	(212) 859-4000
Attention:	Steven J. Steinman, Esq.

if to Starr or Starr II to:

c/o Starr Investment Holdings, LLC
399 Park Avenue, 17th floor
New York City, NY 10022
Telephone:	(212) 230-5074
Fax:	(212) 202-3966
Attention:	Jacob E. Comer

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue

New York, New York 10022
Telephone:	(212) 446-4800
Fax:	(212) 446-6460
Attention:	Leo Greenberg
Joshua Korff

4.6.         Successors and Assigns.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, permitted assigns, heirs and personal representatives of the parties hereto, whether so expressed or not.  This Agreement may not be assigned by the Company without the prior written consent of the AEA Investors and the Minority Investors.  No Holder shall have the right to assign all or part of its rights and obligations under this Agreement without the prior written consent of the other parties hereto; provided, that any Holder may assign this Agreement to one or more of its Affiliates without the prior written consent of the other parties hereto and only in accordance with transfers of Common Stock permitted under, and made in compliance with, the Second Amended Stockholders’ Agreement; provided, further, that such Holder’s Affiliate (or Affiliates) executes and delivers to the Company an Assumption Agreement.  Upon any such assignment, such assignee shall have and be able to exercise and enforce all rights of the assigning Holder which are assigned to it and, to the extent such rights are assigned, any reference to the assigning Holder shall be treated as a reference to the assignee; and provided, further, that, in connection with a Partner Distribution, Starr may assign its rights as a Holder but not as a Demand Party or otherwise and provided, further, that such assignee executes and delivers to the Company an Assumption Agreement.  If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits, of this Agreement.

4.7.         Entire Agreement.  This Agreement, the Second Amended Stockholders’ Agreement and the other documents referred to herein or delivered pursuant hereto which form part hereof constitute the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof.

4.8.         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)           THE COMPANY AND EACH HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN SUCH DELAWARE COURTS AND AGREES NOT TO PLEAD OR CLAIM THAT SUCH LITIGATION BROUGHT IN ANY SUCH DELAWARE COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b)           TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE COMPANY AND EACH HOLDER WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF,

DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY STOCKHOLDER OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE.  The Company or any Holder may file an original counterpart or a copy of this Section 4.8 with any court as written evidence of the consent of the Stockholders to the waiver of their rights to trial by jury.

4.9.         Interpretation; Construction.

(a)           The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.  Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)           The parties have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

4.10.       Counterparts.  This Agreement may be executed and delivered in any number of separate counterparts (including by facsimile or electronic mail), each of which shall be an original, but all of which together shall constitute one and the same agreement.

4.11.       Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

4.12.       Remedies.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

4.13.       Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.14.       Confidentiality.  Each Holder agrees that any non-public information which they may receive relating to the Company and its Subsidiaries (the “Confidential Information”) will be held strictly confidential and will not be disclosed by it to any Person without the express written permission of the Company; provided, however, that the Confidential Information may be disclosed (i) in the event of any compulsory legal process or compliance with any applicable law, subpoena or other legal process or in connection with any filings that the Holder may be required to make with any regulatory authority; provided, however, that in the event of compulsory legal process, unless prohibited by applicable law or that process, each Holder agrees (A) to give the Company prompt notice thereof and to cooperate with the Company in securing a protective order in the event of compulsory disclosure and (B) that any disclosure made pursuant to public filings will be subject to the prior reasonable review of the Company, (ii) to any foreign or domestic governmental or quasi-governmental regulatory authority, including without limitation, any stock exchange or other self-regulatory organization having jurisdiction over such party, (iii) to each Holder’s Affiliate’s and its and their respective officers, directors, employees, partners, accountants, lawyers and other professional advisors for use relating solely to management of the investment or administrative purposes with respect to such Holder or Affiliate thereof, (iv) to each Holder’s or its Affiliate’s direct or indirect partners, members or investors, or potential partners, members or investors and their respective advisors, provided that such Holder or its applicable Affiliate informs such Person that such information is confidential and directs such Person to use such information only for purpose of assisting in determining whether to invest in, or monitoring, modifying or exiting its investment in, the Company (or a Holder, Affiliate of a Holder or a direct or indirect owner of a Holder), and (v) to a proposed transferee of securities of the Company held by a Holder; provided, however, that the Holder informs the proposed transferee of the confidential nature of the information and the proposed transferee agrees in writing to comply with the restrictions in this Section 4.14 and delivers a copy of such writing to the Company.

4.15.       Effectiveness of Agreement.  Immediately prior to the effectiveness of the registration statement on Form S-1 filed with respect to the IPO (the “Effective Time”), this Agreement shall become effective and shall supersede Article II of the First Amended Stockholders’ Agreement. If such registration statement does not become effective by December 31, 2016, the provisions of this Agreement shall be without any force or effect.

4.16.       Opt-Out Requests.  Each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential public offering), to elect to not receive any notice that the Company or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement the Company and other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to Holders hereunder to the extent that the Company or such other Holders reasonably expect would result in a Holder acquiring material non-public information within the meaning of Regulation FD promulgated under the Exchange Act.  An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely.  A Holder who previously has given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided that each Holder shall use commercially reasonable efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

THE COMPANY:

AT HOME GROUP INC.

By:	/s/ Judd T. Nystrom
Name:	Judd T. Nystrom
Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

AEA INVESTORS:

GRD HOLDING LP

By: GRD Holding GP LLC, its general partner

By:	/s/ Martin C. Eltrich, III
Name:	Martin C. Eltrich, III
Title:	Chairman of the Board

GRD HOLDING-A LP

By: GRD Holding-A LLC, its general partner

By:	/s/ Martin C. Eltrich, III
Name:	Martin C. Eltrich, III
Title:	Chairman of the Board

GRD HOLDING AEA LLC

By:	/s/ Martin C. Eltrich, III
Name:	Martin C. Eltrich, III
Title:	Chairman of the Board

[Signature Page to Registration Rights Agreement]

MINORITY INVESTORS:

STARR INVESTMENT FUND II, LLC

By:	/s/ Geoffrey G. Clark
Name:	Geoffrey G. Clark
Title:	President

By:	/s/ Jacob E. Comer
Name:	Jacob E. Comer
Title:	Senior Legal and Chief Compliance Officer

SPH GRD HOLDINGS, LLC

By:	/s/ Geoffrey G. Clark
Name:	Geoffrey G. Clark
Title:	Senior Managing Director

By:	/s/ Jacob E. Comer
Name:	Jacob E. Comer
Title:	Senior Legal and Chief Compliance Officer

[Signature Page to Registration Rights Agreement]

Schedule 4.5

Notices

	Name	Address
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.

Schedule 4.5 - 1

Exhibit A

ASSUMPTION AGREEMENT

This Assumption Agreement (this “Assumption Agreement”) is made as of [     ], by and among [     ] (the “Transferring Holder”) and [     ] (the “New Holder”), in accordance with that certain Registration Rights Agreement, dated as of [     ] (as amended from time to time, the “Agreement”), by and among At Home Group Inc. (the “Corporation”) and the other Holders party thereto.

WHEREAS, the Agreement requires the New Holder, as a condition to the assignment of Transferring Holders rights under the Agreement, to become a party to the Agreement by executing this Assumption Agreement, and upon the New Holder signing this Assumption Agreement, the Agreement will be deemed to be amended to include the New Holder as a [AEA Investor/Minority Investor] thereunder;

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.              Party to the Agreement.  By execution of this Assumption Agreement, as of the date hereof the New Holder is hereby made a party to the Agreement as a [AEA Investor/Minority Investor].  The New Holder hereby agrees to become a party to the Agreement and to be bound by, and subject to, all of the representations, covenants, terms and conditions of the Agreement that are applicable to, and assignable under the Agreement by, the Transferring Holder, in the same manner as if the New Holder were an original signatory to the Agreement.  Execution and delivery of this Assumption Agreement by the New Holder shall also constitute execution and delivery by the New Holder of the Agreement, without further action of any party.

Section 2.              Defined Terms.  Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement unless otherwise noted.

Section 3.              Representations and Warranties of the New Holder.

3.1.         Authorization.  The New Holder has all requisite [corporate] power and authority and has taken all action necessary in order to duly and validly approve the New Holder’s execution and delivery of, and performance of its obligations under, this Assumption Agreement.  This Assumption Agreement has been duly executed and delivered by the New Holder and constitutes a legal, valid and binding agreement of the New Holder, enforceable against the New Holder in accordance with its terms.

3.2.         No Conflict.  The New Holder is not under any obligation or restriction, whether or otherwise, nor shall it assume any such obligation or restriction, that does or would materially interfere or conflict with the performance of its obligations under this Assumption Agreement.

Section 4.              Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Assumption Agreement and the consummation of the transactions contemplated hereby.

Section 5.              Governing Law.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN SUCH DELAWARE COURTS AND AGREES NOT TO PLEAD OR CLAIM THAT SUCH LITIGATION BROUGHT IN ANY SUCH DELAWARE COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY STOCKHOLDER OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE.

Section 6.              Counterparts.  This Assumption Agreement may be executed and delivered in any number of separate counterparts (including by facsimile or electronic mail), each of which shall be an original, but all of which together shall constitute one and the same agreement.

Section 7.              Entire Agreement.  This Assumption Agreement, the Registration Rights Agreement, the Second Amended Stockholders’ Agreement and the other documents referred to herein or delivered pursuant hereto which form part hereof constitute the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof.

[Signature pages follow]

IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned parties have executed this Assumption Agreement as of the date first above written.

TRANSFERRING HOLDER

[ ]

By:
Name:
Title:

NEW HOLDER

[ ]

By:
Name:
Title:

Notice Address: [ ]
[ ]
[ ]
Attn: [ ]
Facsimile: [ ]

Accepted and Agreed to as of
the date first written above:

CORPORATION

AT HOME GROUP INC.

By:
Name:
Title: